Exhibit 99.1

Revolution Lighting Technologies Reports Third Quarter 2016 Financial Results

Stamford, CT, November 9, 2016 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the third quarter (Q3) ended September 30, 2016.

•	Revenues of $50.2 million for Q3 2016, an increase of 33% over Q3 2015

•	Gross margin of 32% with Adjusted EBITDA of $4.6 million

•	Q3 non-GAAP net income of $2.2 million or $0.11 per share.

“We are pleased with our third quarter 2016 operating and financial performance. Through the leadership of our executive and management teams including engineering, operations, sales, marketing, finance, and sourcing, we continue to successfully develop and execute our long term business strategy,” said Robert V. LaPenta, Chairman, CEO and President of Revolution Lighting Technologies. “Although we are facing short-term price reduction headwinds we are able to increase sales volume with strong organic growth across existing and new strategic markets and maintain our gross margin. Our management team is focused and committed to building a leading company brand that will be recognized by our customers as providing the very best in product quality, technology and service.”

Recent Business Highlights:

•	We are well underway in the expansion of our distribution network to include independent sales agents and representatives, distributors, electrical supply companies and direct sales. We expect to have our network completed by the end of Q1 2017.

•	Successfully completed the LED tube testing requirements in accordance with the U.S. Navy guidelines to become certified for the military standard, and be available for use in the U.S. Navy fleet.

•	We are expanding our product portfolio to include industry leading flat panels, troffers and wall packs and expect to have a next generation catalog of outdoor products in Q2 2017.

•	Announced availability of a new 10.5W LED Tube, delivering the most efficient LED tube available on the market, improving energy efficiency by 15% compared to its previous generation technology and other similar competing technologies, and 68% more efficient than conventional fluorescent lighting.

•	Announced expansion of market leading LED tube solutions through our new T8 externally driven LED Tubes. The Company’s exclusive, thermally advanced, all-plastic tubes come with a matched low voltage driver, customized for 1-, 2-, 3- or 4-tube luminaires. It increases selection of available high efficiency LED solutions for its customers seeking to reduce lighting energy as much as 60% versus conventional lighting.

•	Awarded $2.7 million for recent LED retrofit projects among public education facilities, increasing total for all education retrofit projects to $13.3 million for nine months ended September 30, 2016.

•	Secured a new agreement for the Connecticut Small Business Energy Advantage Program, providing cost effective turnkey solutions for small businesses through the latest Eversource managed efficiency program. This program represents a significant growth opportunity for our Energy Source and TNT divisions in 2017.

•	Received the Marcum Tech Top 40 Award as the fastest growing technology company in Connecticut.

•	Awarded $1.6M in contracts for continued penetration of the healthcare industry, including the retrofit of Signature Healthcare’s Brockton Hospital in Massachusetts.

•	Awarded $4.3M contract for a turnkey LED retrofit Performance Contract for the City of New Bedford, Massachusetts.

•	We were downselected to participate in a trial which could lead to a large LED retrofit opportunity with one of the largest retailers in the world.

Quarter Ended September 30, 2016

For the quarter ended September 30, 2016, total revenues were $50.2 million, compared to $37.7 million in Q3 2015, an increase of 33% (10% organic growth). The increase in revenue reflects the TNT and Energy Source acquisitions, which were acquired in May 2016 and August 2015, respectively. Additionally, we experienced strong volume growth in product sales, partially offset by price contractions, in the retrofit lamps and related LED products. Gross profit was $15.9 and $12.2 million for the third quarters of 2016 and 2015, respectively. Despite overall lower unit sale prices, we maintained our gross profit margin of approximately 32% for both periods.

Adjusted EBITDA (as defined below) for the three months ended September 30, 2016 was $4.6 million compared to $3.0 million for the comparable period in 2015. The Company reported operating income of $2.4 million for the three months ended September 30, 2016 as compared to $0.2 million operating income in the same period in 2015.

Reported GAAP net income for the three months ended September 30, 2016 was $1.6 million compared to a GAAP net loss of $0.3 million for the comparable period in 2015.

Basic and diluted GAAP earnings per share attributable to common stockholders was $0.08 for the quarter ended September 30, 2016 as compared to a loss per share of $0.02 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split effective in the second quarter 2016. Excluding one-time acquisition, work force reductions and stock-based compensation the 2016 Non-GAAP net income per share was $0.11 in 2016 compared to $0.09 in 2015.

Nine Months Ended September 30, 2016

For the nine months ended September 30, 2016, total revenues were $120.9 million, compared to $85.3 million in the same period of 2015, an increase of 42% (16% organic growth). The increase in revenue reflects the TNT and Energy Source acquisitions, which were acquired in May 2016 and August 2015, respectively. Additionally, we experienced strong volume growth in product sales, partially offset by price contractions, in the retrofit lamps and related LED products. Gross profit for the period was $38.3 million or 32% of revenue compared to $28.4 million or 33% of revenue for the comparable period ended in 2015.

Adjusted EBITDA (as defined below) for the nine months ended September 30, 2016 was $8.9 million compared to $4.2 million for the comparable period in 2015. The Company reported an operating loss of $0.2 million for the nine months ended September 30, 2016 as compared to $2.8 million operating loss in the same period of 2015.

Reported GAAP net loss for the nine months ended September 30, 2016 was $2.1 million compared to a GAAP net loss of $3.8 million for the same period in 2015.

Basic and diluted GAAP loss per share attributable to common stockholders was $0.11 for the nine months ended September 30, 2016 as compared to a loss per share of $0.26 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split effective in the second quarter 2016. Excluding one-time acquisition, work force reductions and stock-based compensation the 2016 Non-GAAP net income per share was $0.14 compared to a non-GAAP net loss per share of $0.02 in 2015.

While the costs associated with consolidating operations and work force reductions adversely impacted the quarter and nine months ended September 30, 2016, these reductions are expected to favorably impact future results.

Liquidity Position

Despite a significant increase of $35.6 million in revenue and related working capital requirements for the first nine months of 2016 versus 2015, cash flow used for operating activities for the first nine months of 2016 was $4.1 million compared to $17.8 million for the same period in 2015.

As of September 30, 2016, the company had approximately $5.4 million in liquidity from cash on-hand and availability from its revolving credit facility.

Guidance

The Company expects Q4 2016 revenue in the $50 - $54 million range, representing an increase of approximately 22% from Q4 2015, and Adjusted EBITDA of 9-11%.

The Company expects full year 2016 revenue of $170 - $175 million range (prior forecast of $180 – $190 million) representing an increase of approximately 35% (14% organic growth) over 2015 and Adjusted EBITDA of approximately 8%. The reduced revenue guidance is primarily the result of a significant reduction in unit sales prices averaging approximately 15% during 2016 in a number of our product lines. Despite this reduction we were able to maintain and in some cases increase our gross margin from a comparable reduction in product costs. The dramatic reduction in product pricing (which we believe will stabilize) has created increased demand as LED tubes and fixtures become an even more compelling investment. We believe the expanding market demand and our growing agent and representative network, coupled with our broadened product pipeline bode well for a successful 2017 and beyond.

Further information on Revolution Lighting Technologies’ quarterly results can be found in the Company’s Form 10-Q for the quarter ended September 30, 2016, filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

Q3 2016 Conference Call

Revolution Lighting Technologies will host a conference call and live audio webcast to discuss these financial results at 11 a.m. ET on November 9, 2016. To access the conference call by phone, dial 1-866-652-5200 for the U.S. and 1-412-317-6060 for international callers. All Participants should request to be joined into the Revolution Lighting Technologies Call. The webcast will be available on the Company’s website at www.rvlti.com.

An audio replay of the call will also be available to investors by phone beginning at approximately 2 pm ET on November 9, 2016 until 11:59 p.m. ET on November 23, 2016 by dialing 1-877-344-7529 within the U.S. or 1-412-317-0088 for international callers and entering passcode # 10095246.

Non-GAAP Measures

Management uses non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA as non-U.S. GAAP measures of financial performance. We consider these non-GAAP measures to be important indicators of our operational strength and performance, and a useful measure of historical and prospective trends. However, there are significant limitations of the use of these non-GAAP measures since they exclude acquisition related charges and stock-based compensation, both of which affect profitability. We believe that these limitations are compensated by providing these non-GAAP measures along with U.S. GAAP performance measures and clearly identifying the differences between the two measures. Consequently, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income (loss) or net income (loss) per share presented in accordance with U.S. GAAP. Moreover, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA as defined by Revolution may not be comparable to similarly titled measure provided by other entities.

These non-GAAP measures are provided to investors to supplement the results of operations reported in accordance with U.S. GAAP. Management believes that these non-GAAP measures are useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of the business. Management believes that these non-GAAP measures provide an additional tool for investors to use in comparing our financial results with other companies that use non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA in their communications with investors. Management also uses non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA to evaluate potential acquisitions establish internal budgets and goals and evaluate the performance of business units and management.

A reconciliation of our GAAP net income (loss) to non-GAAP Adjusted EBITDA for the three and nine months ending September 30, 2016 and 2015 respectively follows:

	(in millions)		(in millions)
	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	$1.6	$(0.3)	$(2.1)	$(3.8)
Depreciation and amortization	1.6	1.2	4.5	3.4
Acquisition, severance and transition costs	0.1	0.7	3.1	1.5
Interest and other expense	0.8	0.5	1.9	1.0
Stock-based compensation	0.5	0.9	1.5	2.1

Adjusted EBITDA	$4.6	$3.0	$8.9	$4.2

The following table reconciles net income (loss) to non-GAAP net income (loss) for the periods presented:

	(in millions)		(in millions)
	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	$1.6	$(0.3)	$(2.1)	$(3.8)
Acquisition, severance and transition costs	0.1	0.7	3.1	1.5
Stock-based compensation	0.5	0.9	1.5	2.1

Non-GAAP net income (loss)	$2.2	$1.3	$2.5	$(0.2)

The following table reconciles diluted net income (loss) per share to non-GAAP net income (loss) per share for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	$0.08	$(0.02)	$(0.11)	$(0.26)
Acquisition, severance and transition costs	0.01	0.05	0.17	0.10
Stock-based compensation	0.02	0.06	0.08	0.14

Non-GAAP net income (loss)	$0.11	$0.09	$0.14	$(0.02)

Weighted average shares outstanding, diluted (In thousands)	21,143	15,463	18,519	14,541

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Value Lighting, Tri-State LED, E-Lighting, All-Around Lighting and TNT Energy to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For more information, please visit www.rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2015. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

RVLT Investor Relations Contact:

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Investor Relations Counsel

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